Exhibit 10.4

THE AWARD MADE PURSUANT TO THE TERMS OF THIS ZERO STRIKE INCENTIVE UNITS AWARD AGREEMENT, AND THE ZERO STRIKE INCENTIVE UNITS SUBJECT TO THE AWARD, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT.

THE TRANSFER OF THIS AGREEMENT AND THE ZERO STRIKE INCENTIVE UNITS IT REPRESENTS ARE SUBJECT TO CERTAIN RESTRICTIONS, AS SET FORTH IN THE LLC AGREEMENT AND IN THIS AGREEMENT. NO TRANSFER OF THIS AGREEMENT OR THE ZERO STRIKE INCENTIVE UNITS IT REPRESENTS SHALL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.

THIS ZERO STRIKE INCENTIVE UNITS AWARD AGREEMENT (this “Agreement”) dated as of ______ __, ______ (the “Date of Award”) represents the grant of the number of Zero Strike Incentive Units set forth in Section 3 (subject to adjustment in accordance with this Agreement, the “Zero Strike Incentive Units”) by Cricut Holdings, LLC, a Delaware limited liability company (the “Company”), to [Name] (the “Participant”), pursuant to the provisions of the Company’s Third Amended and Restated Limited Liability Company Agreement dated June 11, 2015, as it may be amended from time to time (the “LLC Agreement”).  In consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1.Definitions.

(a)Capitalized terms used herein and not defined elsewhere in this Agreement shall have the meanings assigned to them in the LLC Agreement (a copy of which has been provided to the Participant).

(b)“Change in Control” shall mean any of the following events to first occur after the Date of Award:

(i)any independent third party (which shall exclude any affiliates of the Company), by merger or otherwise, becomes the direct beneficial owner of more than 65% of the combined voting power of the then-outstanding securities of the Company or Cricut, Inc., a Utah corporation (“Cricut”), or any other successor entity to either of the foregoing all or substantially all of whose assets consist of all the outstanding equity interests of the Company or Cricut, as applicable; provided that a Change in Control shall not include any merger or other transaction in which the equity holders of the Company immediately prior to the merger or other transaction after giving effect to such merger or other transaction own directly or indirectly a majority of the equity interests of the Company, Cricut or such successor entity;

(ii)the Company consummates the sale or disposition of all or substantially all of its assets; or

(iii)Cricut consummates the sale or disposition of all or substantially all of its assets.

(c)The “Fair Market Value” of an Incentive Unit means the fair value of each such Unit determined in good faith by the Board based on the portion of the Total Equity Value to which each such Unit would be entitled as of the date of valuation, taking into account all relevant factors determinative of value as the Board reasonably determines to be relevant.

(d)“Incapacity” shall mean the Participant’s inability to perform Participant’s employment duties with the Company and its Subsidiaries due to a physical or mental injury, infirmity or incapacity for at least one hundred twenty (120) days (including weekends and holidays), whether or not consecutive, in any 365-day period.  Any dispute as to whether Incapacity has occurred will be determined by the Board, in its sole discretion.

2.Incorporation of Terms of LLC Agreement.  This Agreement and the Zero Strike Incentive Units awarded hereunder shall be subject to the LLC Agreement, the terms of which are incorporated herein by reference. In the event of any conflict or inconsistency between the LLC Agreement and this Agreement, the LLC Agreement shall govern.

3.Award. Subject to the terms and conditions contained herein and in the LLC Agreement, the parties hereto agree that, for good and valuable consideration, on and as of the date hereof, the Company grants to the Participant ______ Zero Strike Incentive Units.

The Zero Strike Incentive Units granted hereunder are intended to be “Zero Strike Incentive Units” within the meaning of Section 3.3.4 of the LLC Agreement and subject to all applicable limitations under the LLC Agreement including, without limitation, no voting rights, no rights to current distributions (other than tax distributions) on unvested Zero Strike Incentive Units, and limitations on distributions on vested Zero Strike Incentive Units.

4.Vesting.  The Participant shall vest in 25% of the Zero Strike Incentive Units on each of the four (4) anniversaries of ______ __, ______ (the “Start Date”); provided that the Participant remains continuously employed by the Company and its Subsidiaries from the Date of Award until the applicable vesting date. If the Participant’s employment with the Company and its Subsidiaries is terminated (i) on account of the Participant’s death or (ii) by the Company or any of its Subsidiaries on account of the Participant’s Incapacity, all unvested Zero Strike Incentive Units held by the Participant shall vest immediately upon such termination.  In the event of a Change in Control, any Zero Strike Incentive Units that are unvested as of immediately prior to the Change in Control shall be forfeited upon the Change in Control, unless otherwise determined by the Board in its sole discretion.

5.Capital Account. Subject to the provisions of this Agreement, the Company shall establish or maintain a Capital Account on behalf of Participant in respect of the Zero Strike Incentive Units granted hereunder pursuant to the terms of Section 4.1 of the LLC Agreement, subject to the vesting provisions contained herein and the Participant shall be considered a Member of the Company.

6.Participation Threshold.  For purposes of Section 3.3.2 of the LLC Agreement, the Participation Threshold of the Zero Strike Incentive Units granted hereunder is $0.00.  This means that the Zero Strike Incentive Units granted hereunder will be entitled to share in any Distributions made after the date the Zero Strike Incentive Units have vested.

7.No Transfer or Assignment of Award. The Zero Strike Incentive Units granted under this Agreement and all other rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process, except to the extent permitted under the LLC Agreement; provided that, without the prior written consent of the Company, in no event shall the Participant be entitled to transfer any unvested Zero Strike Incentive Units.

8.Rights on Termination of Employment.

(a)Termination of Employment.  If the Participant’s employment with the Company and its Subsidiaries terminates for any reason other than (i) on account of Participant’s death or (ii) by the Company or any of its Subsidiaries on account of the Participant’s Incapacity, the Zero Strike Incentive Units that have not then vested shall terminate immediately and be of no further force or effect and the Participant shall have no further rights with respect to such Zero Strike Incentive Units.  If the Participant’s employment with the Company and its Subsidiaries is terminated for any reason, the vested portion of the Participant’s Zero Strike Incentive Units shall be subject to redemption at the Company’s discretion in accordance with Sections 8(b) and 8(c) of this Agreement.

(b)Company Option to Redeem Vested Units on Termination of Employment.  The Company may, at its option, redeem all or any portion of the vested Zero Strike Incentive Units held by Participant at the time of termination of Participant’s employment with the Company and its Subsidiaries for any reason.  If the Company elects to exercise its option to redeem such vested Zero Strike Incentive Units under this Section 8(b), the redemption price (the “Redemption Price”) for such Zero Strike Incentive Units shall equal the Fair Market Value of such Zero Strike Incentive Units on the date of termination of the Participant’s employment.

(c)Exercise of Redemption Option and Payment of Redemption Price.  If the Company elects to exercise its option to redeem vested Zero Strike Incentive Units under Section 8(b), it must give notice of such exercise to the Participant within ninety (90) days after termination of the Participant’s employment with the Company and its Subsidiaries and close such purchase within one-hundred eighty (180) days after such termination.  In the event of such timely exercise, the Company shall pay Participant the Redemption Price in a lump sum at the closing of such redemption.  Alternatively, in the Company’s discretion, in the event the Redemption Price is two hundred thousand dollars ($200,000.00) or more, the Company may instead pay one-quarter (1/4) of the Redemption Price on the date of the closing of such redemption, and the obligation of the Company to pay the balance of the Redemption Price shall be evidenced by a promissory note requiring equal installments of principal on each of the first three (3) anniversaries of such closing, together with interest, compounding annually, at the short-term applicable federal rate prescribed by the Internal Revenue Service as of the date of such closing.  The Company may prepay the principal of, and interest on, any such note without penalty or premium.

(d)Restrictions on Redemption.  Notwithstanding anything to the contrary contained in this Agreement, all redemptions of vested Zero Strike Incentive Units by the Company pursuant to this Section 8 shall be subject to applicable restrictions contained in applicable Delaware limited liability company laws or such other governing law, applicable securities laws, and in the Company’s and any of its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit (i) the repurchase of vested Zero Strike Incentive Units hereunder that the Company is otherwise entitled to make or (ii) dividends or other transfers of funds from one or more Subsidiaries of the Company directly or indirectly to the Company to enable such redemptions, then the Company may make such redemptions as soon as it is permitted to make redemptions or receive funds from its Subsidiaries under such restrictions and all time periods set forth in this Section 8 shall be tolled accordingly.

9.	Certain Tax Matters.

(a)Withholding. In the event that the Company determines that it is required to withhold any tax as a result of a distribution or an allocation of income made to the Participant, the Participant hereby agrees to make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Participant shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the granting or vesting of Zero Strike Incentive Units.  In the event the Company or any of its Subsidiaries do not make such withholdings, the Participant shall indemnify the Company and its Subsidiaries for any amounts paid by the Company or any of its Subsidiaries for the benefit of the Participant with respect to any such taxes, together with any interest, penalties and related expenses thereto.

(b)No Warranty of Tax Results.  The Participant hereby acknowledges that the federal and state income and other tax consequences to the Participant resulting from the issuance, holding, vesting, forfeiture, sale or redemption of Zero Strike Incentive Units hereunder may depend on the Participant’s particular situation and other facts and circumstances, and neither the Company, nor its managers, agents, owners or any other person will be responsible or liable for the federal or state income or other tax consequences to the Participant occurring by reason of any of such events.  The Company does not represent, warrant, guaranty, affirm or advise the Participant that the Participant will achieve any particular federal or state income or other tax consequences or objectives with respect to the Zero Strike Incentive Units, and the Participant agrees to rely solely upon the Participant’s own advisers with respect to all such tax consequences of the Zero Strike Incentive Units hereunder.

10.	General Provisions.

(a)No Rights to Continued Employment. Nothing in this Agreement or any action taken or omitted to be taken hereunder shall be deemed to create or confer on the Participant any right to continued employment with the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of the Participant at any time.

(b)Restrictive Covenant Agreement. Notwithstanding any other provision of this Agreement, in the event of any breach by the Participant of the Employee Confidential Disclosure and Non-Confidential Agreement between Cricut and the Participant, all Zero Strike Incentive Units held by Participant (whether vested or unvested) shall immediately terminate and be of no further force or effect and the Participant shall have no further rights with respect to the Zero Strike Incentive Units.

(c)Restrictions. The Board of Managers of the Company (the “Board”) shall have the right to impose restrictions on any Zero Strike Incentive Units as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which the Zero Strike Incentive Units are then listed or traded, and/or any “blue sky” or state securities laws applicable to such Zero Strike Incentive Units.

(d)Board Decisions Final. Any dispute or disagreement arising under, or in connection with, the interpretation or construction of the terms of this Agreement shall be determined by the Board in good faith, and any such determination and any other determination by the Board under this Agreement shall be final and binding on all persons affected thereby.

(e)Amendments. The Board shall have the power to alter or amend the terms of this Agreement from time to time, in any manner consistent with the LLC Agreement. Any alteration or amendment of the terms of this Agreement shall bind all persons affected thereby without the requirement of consent or other action by any person. The Board shall provide written notice to the Participant of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. Nothing in this Section 10(e) shall restrict the Participant and the Company by mutual consent from altering or amending the terms of this Agreement in any manner that is consistent with the LLC Agreement and the approval of the Board.

(f)Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such other party of a provision of this Agreement.

(g)Entire Agreement. This Agreement, the LLC Agreement and the other documents expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

(h)Counterparts. This Agreement may be executed in one or more counterparts (including by electronic signature or .pdf transmission), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

(i)Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement.

(j)Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware applied to contracts executed in and to be performed entirely in that state.

(k)Joinder to LLC Agreement.  Simultaneously with the grant of the Zero Strike Incentive Units hereunder, the Participant shall execute a joinder agreement in the form attached hereto as Exhibit A by which the Participant will become a Member of the Company with respect to the Zero Strike Incentive Units and agrees that the Zero Strike Incentive Units are subject to all terms and conditions of the LLC Agreement.

(l)Spousal Consent.  If, as of the Date of Award, the Participant is lawfully married and the Participant’s address or the permanent residence of the Participant’s spouse is located in a community property jurisdiction, the Participant and the Participant’s spouse shall execute and deliver to the Company concurrently with the execution of this Agreement the spousal consent in the form attached hereto as Exhibit B.

(m)Unit Power.  Concurrently with the execution of this Agreement, the Participant shall execute in blank one unit transfer power in the form attached hereto as Exhibit C (the “Unit Power”) with respect to the Zero Strike Incentive Units and shall deliver such Unit Power to the Company.  The Unit Power shall authorize the Company to assign, transfer and deliver the Zero Strike Incentive Units to the appropriate acquirer thereof pursuant to Section 8 of this Agreement or Section 11.3 of the LLC Agreement

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been signed by the Company by one of its duly authorized officers and by the Participant as of the Date of Award.

Cricut Holdings, LLC

By:
Name:	Don Olsen
Title:	Secretary

[Name]

Signature Page to Zero Strike Incentive Units Award Agreement

EXHIBIT A

JOINDER AGREEMENT

Effective upon the execution hereof, the undersigned hereby agrees to become a party to that certain Third Amended and Restated Limited Liability Company Agreement, dated as of August 11, 2015, of Cricut Holdings, LLC, a Delaware limited liability company, as the same may be amended, restated, modified, and supplemented from time to time (the “LLC Agreement”).  The undersigned, by executing this counterpart signature page, shall be entitled to all of the rights and subject to all of the obligations of a Member holding Zero Strike Incentive Units under the LLC Agreement, and accepts and agrees to be bound by all terms and conditions of the LLC Agreement.

Dated: , ______

[Name]

ACCEPTED AND AGREED
as of the date first written above:

Cricut Holdings, LLC

By:
Name:	Don Olsen
Title:	Secretary

EXHIBIT B

SPOUSAL CONSENT

The undersigned spouse hereby acknowledges that I have read the Third Amended and Restated Limited Liability Company Agreement of Cricut Holdings, LLC, a Delaware limited liability company (the “Company”), to which my spouse is a party, and that I understand its contents.  I am aware that such agreement provides for certain restrictions on my spouse’s Common Units of the Company.  I agree that my spouse’s interest in the Common Units is subject to the agreement referred to above and the other agreements referred to therein (including the Zero Strike Incentive Units Award Agreement pursuant to which my spouse’s Common Units were granted) and any interest I may have in such Common Units shall be irrevocably bound by such agreement and the other agreements referred to therein and further that my community property interest (if any) shall be similarly bound by such agreements.

The undersigned spouse irrevocably constitutes and appoints [Name] who is the spouse of the undersigned spouse (the “Unitholder”), as the undersigned’s true and lawful attorney and proxy in the undersigned’s name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all Common Units of the Company in which the undersigned now has or hereafter acquires any interest and in (including but not limited to the right, without further signature, consent or knowledge of the undersigned spouse, to exercise amendments and modifications of and to terminate the aforementioned agreements and to dispose of any and all such Common Units), with all powers the undersigned spouse would possess if personally present, it being expressly understood and intended by the undersigned that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by disability, incapacity or death of the Unitholder, or dissolution of marriage and this proxy will not terminate without consent of the Unitholder and the Company:

Unitholder:	Spouse of Unitholder:

Signature	Signature

Printed Name	Printed Name

EXHIBIT C

UNIT POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto _______________________________________, a ________________________________, ________ Common Units of Cricut Holdings, LLC, a Delaware limited liability company (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s). _________________ enclosed herewith and does hereby irrevocably constitute and appoint Don Olsen as attorney to transfer such Common Units on the books of the Company with full power of substitution in the premises, pursuant to the terms of the Zero Strike Incentive Units Award Agreement, dated _______ __, ______, between [Name] and the Company, and the Third Amended and Restated Limited Liability Company Agreement of the Company, dated June 11, 2015, as each may be amended from time to time.

Dated:
[Name]